                                                                     EXHIBIT 4.1


                          FIRST SUPPLEMENTAL INDENTURE
                          Dated as of December 4, 2000

                                       to

                                   INDENTURE

                         Dated as of November 28, 2000

                                    between

                        NATIONAL HEALTH INVESTORS, INC.

                                      and

                     U.S. BANK TRUST NATIONAL ASSOCIATION,

                                   as Trustee


                       ----------------------------------

         Senior Subordinated Convertible Debentures due January 1, 2006

                       ----------------------------------

                          FIRST SUPPLEMENTAL INDENTURE

                  FIRST SUPPLEMENTAL INDENTURE, dated as of December 4, 2000 between National Health Investors, Inc., a real estate investment trust (the "Company"), and U.S. Bank Trust National Association, a national banking association (the "Trustee"), to that certain Indenture, dated as of November 28, 2000, between the Company and the Trustee (the "Indenture").

                  WHEREAS, the parties hereto have entered into the Indenture which provides for the issuance by the Company of the individual series of securities thereunder, upon the Company and Trustee entering into a supplemental indenture to the Indenture authorizing such series; and

                  WHEREAS, the Company wishes to issue its first series of securities thereunder, designated as its Senior Subordinated Convertible Debentures due January 1, 2006 (the "Debentures"); and

                  WHEREAS, all acts necessary to constitute this First Supplemental Indenture as a valid, binding and legal obligation of the Company have been done and performed.

                  NOW, THEREFORE, witnesseth that, in consideration of the premises and of the covenants contained herein, it is hereby agreed as follows:


                                  ARTICLE ONE

                          The Terms of the Debentures

                  In accordance with Sections 2.01 and 2.02 of the Indenture, the Company will issue its series of Debentures in the aggregate principal amount of up to $20,000,000. Each Debenture shall be substantially in the following form:

                        NATIONAL HEALTH INVESTORS, INC.

         Senior Subordinated Convertible Debentures Due January 1, 2006


                  NATIONAL HEALTH INVESTORS, INC., a real estate investment trust, promises to pay to


Prime plus 1%                                                  Prime plus 1%
DUE January 1, 2006                                      DUE January 1, 2006


                                S P E C I M E N


or registered assigns, the principal sum of Twenty Million Dollars, on January 1, 2006

                               CUSIP 63633D AD 6

           Interest Payment Dates: April 15, July 15, October 15 and January 15 Record Dates: April 1, July 1, October 1 and January 1



                  Additional provisions of this Security are set forth on other side of this Security.


Dated:
CERTIFICATE OF AUTHENTICATION                   NATIONAL HEALTH INVESTORS, INC.
U.S. BANK TRUST NATIONAL ASSOCIATION,
as Trustee, certifies that this is one of the
Securities referred to in the within            By:
mentioned Indenture.                                     -----------------------
                                                         President


By:                                             By:
   -------------------------                             -----------------------
    Authorized Signatory                                 Secretary









                              Reverse of Debenture
                                  Page 1 of 8

                        NATIONAL HEALTH INVESTORS, INC.
                  Subordinated Convertible Debentures Due 2006

                  1. Interest. National Health Investors, Inc., a real estate investment trust (the "Company"), promises to pay interest on the principal amount of this Security at the annual rate of Prime (as reported in the Money Section of the Wall Street Journal) plus 1%, adjusted quarterly on January 1, April 1, July 1 and October 1 for the quarter commencing on the date; provided, the interest rate shall not be below 9% and the interest rate for the first period of December 29, 2000 to March 31, 2001 shall equal 10.5%. The Company will pay interest quarterly in arrears on January 15, April 15, July 15 and October 15 of each year beginning April 15, 2001. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 29, 2000; provided that, if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  2. Method of Payment. The Company will pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders of the Securities at the close of business on the January 1, April 1, July 1 or October 1 next preceding the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal and interest by its check payable in such money. It may mail an interest check to a Holder's registered address.

                  The final installment of principal of and premium, if any, on this Security shall be payable only upon surrender of this Security at the office or agency designated by the Trustee. Payments of principal of and premium, if any, and interest on this Security shall be made at the office or agency designated by the Trustee, or, in the case of any such payments other than the final payment of principal and premium, if any, at the Company's option, by check mailed to the Person entitled thereto at such Person's address last appearing on the Company's register.

                  3. Registrar and Agents. Initially, U.S. Bank Trust National Association, will act as Registrar, Paying Agent, Conversion Agent and agent for service of notices and demands. The Company may change any Registrar, co-registrar, Paying Agent, Conversion Agent and agent for service of notices and demands without notice. The Company or any of its Subsidiaries may act as Paying Agent or Conversion Agent. The address of U.S. Bank Trust National Association is 180 East Fifth Street, St. Paul, Minnesota 55101.

                  4. Indenture; Limitations. The Company issued the Securities under an Indenture dated as of November 28, 2000 (the "Indenture") between the Company and U.S. Bank Trust National Association, the trustee (in such capacity, the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made

                              Reverse of Debenture
                                  Page 2 of 8
part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code 77aaa-77bbbb) as in effect on the date of the Indenture. The Securities are subject to all such terms, and the Holders of the Securities are referred to the Indenture and said Act for a statement of them.

                  The Securities are general unsecured obligations of the Company limited to $20,000,000 principal amount. The Indenture imposes certain limitations on the ability of the Company to, among other things, make payments in respect of its Capital Stock, merge or consolidate with any other Person and sell, lease, transfer or otherwise dispose of its properties or assets.

                  5. Optional Redemption by the Company. The Company may, at its option, redeem the Securities, at any time after January 1, 2002 in whole or from time to time in part. In addition, the Company may, at its option, redeem the Securities in whole or in part, at any time, as necessary for the Company to continue to qualify for Federal tax treatment as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code. The Securities will be immediately redeemable by the Company to the extent, but only to the extent, deemed sufficient by the Board of Directors of the Company to prevent the Holder of such Securities or any other person having an interest therein (if the Securities were thereupon converted) from being deemed to own shares of Capital Stock in excess of the limits prescribed in Article Ninth of the Company's Charter. In each of the foregoing, the Redemption Price shall be equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption.

                  6. Notice of Redemption. Notice of redemption will be mailed at least 30 days, but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at his registered address. On and after the Redemption Date interest ceases to accrue on Securities or portions of them called for redemption.

                  7. Conversion. A Holder of a Security may convert such Security into shares of common stock of the Company at any time on and after July 31, 2001 and before the close of business on January 1, 2006. If the Security is called for redemption, the Holder may convert it at any time before the close of business on the date fixed for such redemption. The initial conversion price is $7.00 per share, subject to adjustment in certain events. To determine the number of shares issuable upon conversion of a Security, divide the principal amount, payable at maturity, to be converted by the conversion price in effect on the conversion date. The Company will deliver a check for any fractional share.

                  To convert a Security, a Holder must (1) complete and sign the conversion notice on the back of the Security, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent and (4) pay any transfer or similar tax if required. No payment or adjustment is to be made on conversion for interest accrued hereon or for dividends on shares of common stock issued on conversion; provided, however, that if a Security is surrendered for conversion after the record date for a payment of interest and on or before the interest payment date, then, notwithstanding such conversion, the interest falling due to such interest payment date will be paid to the Person in whose name the Security is

                              Reverse of Debenture
                                  Page 3 of 8
registered at the close of business on such record date and any Security surrendered for conversion during the period from the close of business on any regular record payment date to the opening of business on the corresponding interest payment date must be accompanied by payment of an amount equal to the interest payable on such interest payment date. A Holder may convert a portion of a Security if the remaining principal amount after conversion is equal to $5,000 or more.

                  If the Company is a party to a consolidation or merger or a transfer or lease of all or substantially all of its assets, the right to convert a Security into shares of common stock may be changed into a right to convert it into securities, cash or other assets of the Company or another Person.

                  NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, A HOLDER SHALL NOT BE ENTITLED TO EFFECT THE CONVERSION OF, AND NEITHER THE COMPANY, THE CONVERSION AGENT NOR THE REGISTRAR SHALL BE REQUIRED TO TAKE ANY STEPS TO EFFECT THE CONVERSION OF, ANY SECURITY OR SECURITIES OF ANY SERIES IF SUCH CONVERSION, IN THE GOOD FAITH OPINION OF THE BOARD OF DIRECTORS OF THE COMPANY OR AN OFFICER, (A) MIGHT CAUSE THE COMPANY TO FAIL TO COMPLY WITH ANY REQUIREMENT NECESSARY FOR THE CONTINUED QUALIFICATION OF THE COMPANY AS A REIT UNDER THE CODE OR (B) WOULD RESULT IN A SINGLE PERSON BEING AN OWNER (OR UPON CONVERSION OF ANY SECURITIES OR CONVERSION OR EXCHANGE OF ANY OTHER SECURITIES OF THE COMPANY THEREUPON BEING AN OWNER) OF MORE THAN 9.9% OF THE COMPANY'S OUTSTANDING COMMON STOCK (INCLUDING THE COMPANY'S COMMON STOCK RESERVED FOR ISSUANCE UPON CONVERSION OF SECURITIES HELD BY SUCH PERSON OR CONVERSION OR EXCHANGE OF OTHER SECURITIES OF THE COMPANY HELD BY SUCH PERSON). ANY ATTEMPTED CONVERSION OF A SECURITY OR SECURITIES BY A HOLDER IN VIOLATION OF THE LIMITS SET FORTH ABOVE SHALL BE NULL AND VOID AB INITIO.

                  8. Subordination. This Security is subordinated to all Senior Indebtedness of the Company. To the extent and in the manner provided in the Indenture, Senior Indebtedness must be paid before any payment may be made to any Holders of Securities. Any Security holder by accepting this Security agrees to the subordination and authorizes the Trustee to give it effect.

                  In addition to all other rights of Senior Indebtedness described in the Indenture, the Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of any instrument relating to the Senior Indebtedness or extension or renewal of the Senior Indebtedness.

                  9. Denominations, Transfer, Exchange. This Security is one of a duly authorized issue of Securities of the Company designated as its Convertible Subordinated Debentures due 2006 limited in aggregate principal amount to $20,000,000. The Securities are in registered form without coupons in denominations of $5,000 principal

                              Reverse of Debenture
                                  Page 4 of 8
amount or more. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption or register the transfer of or exchange any Securities for a period of 15 days before a selection of Securities to be redeemed.

                  10. Persons Deemed Owners. The registered Holder of a Security may be treated as its owner for all purposes.

                  11. Unclaimed Money. If money for the payment of principal or interest on any Securities remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders may look only to the Company for payment.

                  12. Discharge Prior to Redemption or Maturity. The Indenture will be discharged and canceled except for certain sections thereof upon payment of all the Securities, or upon the irrevocable deposit with the Trustee of funds or U.S. Government Obligations maturing on or before such payment date or Redemption Date, sufficient to pay principal, premium, if any, and interest on such payment or redemption.

                  13. Amendment and Waiver. Subject to certain exceptions, without notice to the Holders of the Securities, the Indenture or the Securities may be amended with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the Securities then outstanding. Without the consent of or notice to any Security holder, the Company may amend the Indenture or the Securities to, among other things, provide for uncertificated Securities, to establish another series of securities as permitted by the Indenture, to cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Security holder.

                  14. Successors. When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

                  15. Defaults and Remedies. If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of a majority in principal amount of Securities may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it, subject to the provisions of the TIA, before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power with respect to the Securities. The Company is required

                              Reverse of Debenture
                                  Page 5 of 8
to file periodic reports with the Trustee as to the absence of any Default or Event of Default.

                  16. Trustee Dealings with the Company. U.S. Bank Trust National Association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

                  17. No Recourse Against Others. No stockholder, director, officer or incorporator, as such, past, present or future, of the Company or any successor corporation or trust shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Securities.

                  18. Authentication. This Security shall not be valid until the Trustee or an authenticating agent appointed by the Trustee signs the certificate of authentication on the other side of this Security.

                  19. Abbreviations. Customary abbreviations may be used in the name of a Security holder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

                  THE COMPANY WILL FURNISH TO ANY SECURITY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. IT ALSO WILL FURNISH THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE TO: NATIONAL HEALTH INVESTORS, INC., 100 VINE STREET, SUITE 1202, MURFREESBORO, TENNESSEE 37130
ATTENTION: PRESIDENT.

                              Reverse of Debenture
                                  Page 6 of 8

                                ASSIGNMENT FORM


If you the Holder want to assign this Security, fill in the form below and have your signature guaranteed:

For value received, I or we assign and transfer this Security to

                     (INSERT ASSIGNEE'S SOCIAL SECURITY OR
                           TAX IDENTIFICATION NUMBER)

                  -------------------------------------------------


                  -------------------------------------------------




--------------------------------

--------------------------------

--------------------------------

--------------------------------


             (Print or type assignee's name, address and zip code)


and irrevocably appoint
                        --------------------------------------


                            agent to transfer this Security on the books of the
----------------------------
Company.  The agent may substitute another to act for him.

-------------------------------------------------------------------------------

Date:
      --------------------------------------

Your signature:
                 ---------------------------------------------
                     (Sign exactly as your name appears
                     on the other side of this Security)

Signature Guarantee:
                      ----------------------------------------

                              Reverse of Debenture
                                  Page 7 of 8

                               CONVERSION NOTICE

To convert this Security into shares of common stock of the Company, check the box:

[  ]

To convert only part of this Security, state the principal amount to be converted:


                  -------------------------------------------------
                  $

                  -------------------------------------------------


If you want the Security certificate, if any, made out in another person's name, fill in the form below:

                   (INSERT OTHER PERSON'S SOCIAL SECURITY OR
                           TAX IDENTIFICATION NUMBER)

                  -------------------------------------------------


                  -------------------------------------------------

--------------------------------

--------------------------------

--------------------------------

--------------------------------



           (Print or type other person's name, address and zip code)

-------------------------------------------------------------------------------

Date:
       -------------------------------------------------------

Your Signature:
                 ------------------------------------

(Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed By:
                        -------------------------------------------------------

                              Reverse of Debenture
                                  Page 8 of 8

                                  ARTICLE TWO
                       Definition of Senior Indebtedness

                  For purposes of the Debentures issued pursuant to this First Supplemental Indenture, "Senior Indebtedness" means the principal, premium, if any, and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of (i) Indebtedness of the Company secured by a lien to which property or assets are subject, (ii) the Senior Secured Debt, (iii) all indebtedness and other obligations guaranteed by the Company, (iv) the Company's 10% Senior Subordinated Convertible Debentures in the original aggregate principal amount of $110,000,000 due 2006; or (v) any collateralized guarantee by the Company of Indebtedness of any Person to a third party, as any of the foregoing may be outstanding at any time. "

                  "Subordinated Indebtedness" means (i) the principal, premium, if any, and interest on any Indebtedness of the Company which by its terms is expressly subordinated in right of payment to the Securities and (ii) any account payable or other obligation created or assumed by the Company in the ordinary course of its business in connection with the obtaining of materials or services.

                  For purposes of this First Supplemental Indenture, "Senior Secured Debt", means (i) the obligations of the Company with respect to the Fifth Amended and Restated Credit Agreement with Dresdner Bank AG, New York and Cayman Branches as Agent; (ii) the obligations of the Company with respect to the Series A and Series B Senior Secured ESOP Notes issued by the National Health Corporation Leveraged Employee Stock Ownership Trust; (iii) the obligations of the Company under the Guarantee and Contingent Purchase Agreement dated October 17, 1991 (as such may be amended from time to time) between the Company, SunTrust Bank, Nashville, N.A., as agent, and certain banks named therein; and (iv) the obligations of the Company with respect to the NHC Guarantees (as delivered in the Indenture dated October 17, 1991 related to the Company's 10% Senior Subordinated Convertible Debentures).

                  The indebtedness represented by the Securities will be senior and prior in right of payment to all Subordinated Indebtedness, to the extent and in the manner provided in such Subordinated Indebtedness.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, as of the day and year first written above.


                                      NATIONAL HEALTH INVESTORS, INC.



                                      By:  /s/ Richard F. LaRoche, Jr.
                                           ------------------------------------
                                      Title:  Vice President
                                            -----------------------------------


                                      U.S. BANK TRUST NATIONAL ASSOCIATION,
                                      as Trustee


                                      By: /s/ Lori-Anne Rosenberg
                                          -------------------------------------
                                      Title:  Assistant Vice President
                                            -----------------------------------